Exhibit 21

                              List of Subsidiaries

                          FARR COMPANY AND SUBSIDIARIES




                                             Jurisdiction
     Name of Subsidiary                      of Incorporation
     ---------------------------             ---------------------

     Farr Filtration Limited                 England
     Farr Company International              California
     Farr Inc.                               Canada
     Farr International                      U.S. Virgin Islands
     Farr Cayman Islands                     Cayman Islands